Exhibit 99.1

Webcast Notification Release

Webcast Alert: Nano-Proprietary, Inc announces its April 19, 2005 Investor Conference Call and Webcast.

Austin, April 19, 2005 /PRNewswire-FirstCall/ -- Nano-Proprietary, Inc (OTC: NNPP) announces a Conference Call and Webcast, with the details described below. A replay of the webcast will be available at the same link shortly following the completion of the conference call.

What:	Nano-Proprietary, Inc. Investor Conference Call and Webcast to discuss the current status of business opportunities.

When:	Tuesday, April 19, 2005 at 4:30 p.m. EST

Where:	Website link will be available at www.nano-proprietary.com under “Investor information” or call(785) 832 - 2422

How:	Live over the Internet -- Simply log on to the web at the address using the link at Nano-Proprietary’s website or dial (785) 832 - 2041 and use the conference ID: NNPP

Contact:	Doug Baker, (248) 391 -0612

Nano-Proprietary, Inc. is a holding company with two operating subsidiaries. Applied Nanotech Inc. is a premier research and development organization dedicated to developing applications for nanotechnology with an extremely strong position in the field of electron emission applications from carbon film/nanotubes. Electronic Billboard Technology, Inc. (EBT) possesses technology related to electronic digitized sign technology. Nano-Proprietary's website is: www.nano-proprietary.com

(Minimum Requirements to listen to broadcast:
The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com.)